EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to The Meridian Furniture Retirement Savings & Investment Plan, of our report dated November 11, 1996, except for Note 18 as to which the date is December 12, 1996, with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in its Annual Report on Form 10-K/A for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP




New York, New York
September 30, 1997